UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Jeff Winzeler as Chief Financial Officer of Solar Power, Inc.

Effective November 1, 2011, Mr. Jeff Winzeler, Solar Power, Inc.’s (the “Company”) Chief Financial Officer resigned. Mr. Winzeler will act as a consultant for the Company until November 30, 2011.

Appointment of Mr. James R. Pekarsky as Chief Financial Officer of Solar Power, Inc.

On November 1, 2011, Mr. James R. Pekarsky, age 52, was appointed as the Chief Financial Officer of the Company. Mr. Pekarsky will serve at-will with an annual compensation of $200,000. He is eligible to participate in the Company’s executive level bonus plan and may receive an annual cash bonus of up to $50,000. In addition, the Company granted Mr. Pekarsky an option to purchase up to 1,000,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on November 1, 2011.

Mr. Pekarsky is an experienced executive who brings extensive financial and operational expertise from public and private high technology companies. His background includes substantial international business experience, acquisitions, venture capital and bank fund raising and IPOs. Since 2008, Mr. Pekarsky has been a consultant serving as Chief Financial Officer to several companies. Most recently, he served as Chief Financial Officer of Alterlume, Inc. since January 2011. He also served as Chief Financial Officer of SiliconBlue Technologies Corporation from April 2008 to April 2009; and WaveSat Inc., which was acquired in December 2010 by Cavium Networks Inc., from July 2009 to November 2010. From January 2006 to November 2007, Mr. Pekarsky served as Chief Financial Officer of MoSys, Inc., (NASDAQ: MOSY), where he was responsible for all aspects of finance, accounting, investor relations, human resources, IT and legal. Mr. Pekarsky holds a B.S. in Accounting from Indiana University of Pennsylvania and an M.B.A. in Finance from Golden Gate University.

During the last fiscal year, Mr. Pekarsky has not been a party to any transaction or any proposed transaction to which the Company is or was to be a party and in which Mr. Pekarsky would have a direct or indirect interest. Mr. Pekarsky has no family relationships with any director or executive officer of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: November 1, 2011	_/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance

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